UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2007

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 4, 2007, the Board of Directors of Ikanos Communications, Inc. (the “Company”) granted an option to purchase 300,000 shares of the Company’s common stock (the “Inducement Grant”) to Michael A. Ricci, the Company’s new President and Chief Executive Officer, pursuant to his offer letter dated May 1, 2007, a copy of which was filed on May 8, 2007 as Exhibit 10.1 to the Company’s Current Report on Form 8-K announcing his appointment. The Inducement Grant was granted outside of the Ikanos Amended and Restated 2004 Equity Incentive Plan (the “Plan”) and without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A). The stand-alone option agreement has the following terms: the option has been classified as a non-statutory stock option, has an exercise price equal to the fair market value on the grant date, has a 10-year term and will vest over four years with 25 percent of the shares subject to such option vesting one year after June 4, 2007 and 1/48th of the shares subject to the option vesting monthly thereafter, subject to Mr. Ricci’s continued employment with the Company through each date. Pursuant to the terms of the offer letter with Mr. Ricci, and as previously disclosed, the Inducement Grant will have accelerated vesting if Mr. Ricci is terminated without cause or resigns for good reason in connection with a change of control.

In addition, Mr. Ricci was granted 75,000 restricted stock units (“RSUs”), as stated in his offer letter, pursuant to the Ikanos Amended and Restated 2004 Equity Incentive Plan. The shares subject to the RSUs will commence vesting on June 5, 2007 and will vest over two years with 50 percent of the RSUs vesting one year after June 5, 2007 and 1/8th of the RSUs vesting quarterly thereafter, subject to Ricci’s continued employment with the Company through each such date. Pursuant to the terms of the offer letter with Mr. Ricci, and as previously disclosed, the grant of RSUs will have accelerated vesting if Mr. Ricci is terminated without cause or resigns for good reason in connection with a change of control.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The stand-alone stock option agreement and restricted stock unit agreement are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of such agreements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Stand-Alone Stock Option Agreement with Michael A. Ricci dated as of June 4, 2007.

10.2	Restricted Stock Unit Agreement with Michael A. Ricci dated as of June 4, 2007.

99.1	Press Release issued on June 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: June 7, 2007	By:	/s/ Cory Sindelar
Cory J. Sindelar
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stand- Alone Stock Option Agreement with Michael A. Ricci dated as of June 4, 2007.

10.2	Restricted Stock Unit Agreement with Michael A. Ricci dated as of June 4, 2007.

99.1	Press Release issued on June 4, 2007.